UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 23, 2013

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 23, 2013, Exelon held its annual meeting of shareholders. The final results of voting on each of the matters submitted to a vote of security holders during Exelon’s annual meeting of shareholders:

1.	Election of Directors.

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
Anthony K. Anderson	530,519,300	12,543,814	3,225,536	149,303,609
Ann C. Berzin	532,939,367	10,250,145	3,099,138	149,303,609
John A. Canning, Jr.	522,603,920	20,418,448	3,266,282	149,303,609
Christopher M. Crane	534,827,896	8,272,579	3,188,175	149,303,609
Yves C. de Balmann	532,333,063	10,707,031	3,248,556	149,303,609
Nicholas DeBenedictis	522,326,724	20,791,276	3,170,650	149,303,609
Nelson A. Diaz	533,782,923	9,239,768	3,265,959	149,303,609
Sue L. Gin	529,391,137	13,789,978	3,107,535	149,303,609
Paul L. Joskow	534,820,767	8,221,538	3,246,345	149,303,609
Robert J. Lawless	524,572,893	18,450,124	3,265,633	149,303,609
Richard W. Mies	533,204,678	9,841,560	3,242,412	149,303,609
William C. Richardson	522,913,819	20,160,733	3,214,098	149,303,609
Thomas J. Ridge	533,092,697	10,008,499	3,187,454	149,303,609
John W. Rogers, Jr.	531,290,468	11,761,153	3,237,029	149,303,609
Mayo A. Shattuck, III	526,441,383	16,653,757	3,193,510	149,303,609
Stephen D. Steinour	516,270,624	26,712,667	3,305,359	149,303,609

2.	Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Accountant for 2013.

FOR	AGAINST	ABSTAIN
684,199,776	7,897,016	3,495,467

3.	The advisory vote on Exelon’s 2012 executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
410,582,175	126,494,362	9,212,113	149,303,609

4.	The approval of the Amended and Restated Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTE
529,272,570	12,234,860	4,781,220	149,303,609

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Executive Vice President and Chief Financial Officer
Exelon Corporation

April 26, 2013